FILE NO. 333-69611



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                DST SYSTEMS, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                    43-1581814
  (Jurisdiction of incorporation            (I.R.S. Employer Identification No.)
         or organization)

                         333 WEST 11TH STREET, 5TH FLOOR
                        KANSAS CITY, MISSOURI 64105-1594
          (Address, including zip code, of principal executive offices)


             DST SYSTEMS OF CALIFORNIA, INC. 401(K) RETIREMENT PLAN
                            (Full title of the plan)
       (formerly known as USCS International, Inc. 401(k) Retirement Plan)

                             ----------------------


                             RANDALL D. YOUNG, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                DST SYSTEMS, INC.
                         333 WEST 11TH STREET, 5TH FLOOR
                        KANSAS CITY, MISSOURI 64105-1594
                                 (816) 435-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              EXPLANATORY STATEMENT

     This Post-Effective Amendment is being filed to provide information regarding the merger of the DST Systems of California, Inc. 401(k) Retirement Plan (the "California Plan") as specified herein. DST Systems, Inc. ("DST" or the "Registrant") amended and restated the DST Systems, Inc. 401(k) Profit Sharing Plan (the "DST Plan") effective December 31, 2003 to, among other things, merge the California Plan into the DST Plan. Certain shares of common stock, par value $0.01 per share (the "Common Stock"), of DST have been previously registered on this Registration Statement for sale in connection with the California Plan as specified below:

                          SHARES PREVIOUSLY REGISTERED
                          ----------------------------
    FILING DATE       PRE-SPLIT       POST-SPLIT(1)        FILING FEE PAID
    -----------       ---------       -------------        ---------------
     12/23/98           15,000           30,000                  $231

----------------------
(1) As adjusted to reflect DST's 2-for-1 stock split, effected in the form of a 100% stock dividend, payable October 19, 2000 to shareholders of record October 6, 2000 and reflected in Post-Effective Amendment No. 1 dated October 16, 2000.

     No shares of Common Stock remain available for sale in connection with the California Plan pursuant to this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 8.        EXHIBITS

     The exhibits are listed in the Exhibit Index of this Post-Effective Amendment to the Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, DST SYSTEMS, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, Missouri on this 14th day of January, 2004.

                                  DST SYSTEMS, INC.


                                  By:    /S/ KENNETH V. HAGER
                                         --------------------------------------
                                  Name:  Kenneth V. Hager
                                  Title: Vice President, Chief Executive Officer
                                                   and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                               DATE
---------                  -----                               ----

THOMAS A. MCDONNELL*       President,                          January 14, 2004
-------------------------  Chief Executive Officer
Thomas A. McDonnell        (Principal Executive Officer);
                           and Director

A. EDWARD ALLISON*         Director                            January 14, 2004
-------------------------
A. Edward Allison


MICHAEL G. FITT*           Director                            January 14, 2004
-------------------------
Michael G. Fitt


WILLIAM C. NELSON*         Director                            January 14, 2004
-------------------------
William C. Nelson


M. JEANNIE STRANDJORD*     Director                            January 14, 2004
-------------------------
M. Jeannie Strandjord


THOMAS A. MCCULLOUGH*      Director                            January 14, 2004
-------------------------
Thomas A. McCullough


                           Director                            January 14, 2004
-------------------------
Travis E. Reed

/S/ KENNETH V. HAGER       Vice President, Chief               January 14, 2004
-------------------------  Financial Officer, and
Kenneth V. Hager           Treasurer (Principal
                           Financial Officer)


/S/ GREGG W. GIVENS        Vice President and                  January 14, 2004
-------------------------  Chief Accounting
Gregg W. Givens            Officer


*By:
         /S/ KENNETH V. HAGER
       ----------------------------------
       Kenneth V. Hager, Attorney-in-fact


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on January 14, 2004.


                               DST SYSTEMS, INC.


                               By   /S/ KENNETH V. HAGER
                                    -------------------------------------------
                                    Kenneth V. Hager
                                    Vice President, Chief Financial Officer and
                                         Treasurer

                                INDEX TO EXHIBITS
EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        ----------------------
4.1*           Agreement  and Plan of  Merger,  dated  September  2, 1998 by and
               among  DST  Systems,  Inc.,  DST  Acquisitions,   Inc.  and  USCS
               International, Inc.
4.2            Paragraphs fourth, fifth, sixth, seventh,  tenth,  eleventh,  and twelfth of DST's Amended Delaware  Certificate of  Incorporation,
               as   restated,   which  is  attached  as  Exhibit  3.1  to  DST's
               Registration Statement on Form S-1 filed on September 1, 1995, as
               amended   (Registration  No.  33-96526)  (the  "IPO  Registration
               Statement"),  as amended by DST's  Certificate  of  Amendment  of
               Certificate of Incorporation  dated May 9, 2000 which is attached as Exhibit 3.1 to DST's Form 10-Q for the quarter ended March 31,
               2000 (Commission File No.  1-14036),  are hereby  incorporated by reference as Exhibit 4.2.
4.3            Article  I,  Sections  1, 2, 3 and 11 of Article  II,  Article V,
               Article VIII, Article IX of DST's Amended and Restated By-laws as amended  and  restated  on May 13,  2003,  which is  attached  as
               Exhibit  3.2 to DST's Form 10-Q for the  quarter  ended March 31,
               2003 (Commission File No.  1-14036),  are hereby  incorporated by reference as Exhibit 4.3.
4.4.1*         The   Certificate  of   Designations   dated  October  16,  1995,
               establishing the Series A Preferred Stock of DST Systems, Inc.
4.4.2          The summary of the preferred  stock purchase  rights set forth in
               DST's Registration  Statement on Form 8-A dated November 15, 1995 in connection  with the listing of the preferred  stock  purchase
               rights  on  the  New  York  Stock   Exchange   (the  "Form  8-A")
               (Commission File No.  1-14036),  as amended by Amendment No. 1 on
               Form  8-A12B/A,  dated  July 30,  1998,  Amendment  No. 2 on Form
               8-A12B/A,  dated  September 27, 1999, and Amendment No. 3 on Form
               8-A12B/A,  dated November 26, 2001  (Commission File No. 1-14036)
               are hereby incorporated by reference as Exhibit 4.4.2.
4.4.3*         The Rights  Agreement  dated as of  October 6, 1995 (the  "Rights
               Agreement"),  between DST Systems, Inc. and State Street Bank and
               Trust Company, as rights agent.
4.4.4*         The  First  Amendment  dated  as of  July 9,  1998 to the  Rights
               Agreement,  which  amendment  is  attached  as Exhibit 99 to Form
               8-A12B/A,  Amendment No. 1, dated July 30, 1998  (Commission File
               No. 1-14036), to the Form 8-A.
4.4.5*         The Second Amendment dated as of September 10, 1999 to the Rights
               Agreement,  which  amendment  is  attached  as Exhibit 99 to Form
               8-A12B/A,  Amendment No. 2, dated September 27, 1999  (Commission
               File No. 1-14036).
4.4.6          The Third  Amendment dated as of September 25, 2001 to the Rights
               Agreement,  which  amendment  is  attached  as Exhibit 99 to Form
               8-A12B/A,  Amendment No. 3, dated  November 26, 2001  (Commission
               File No.  1-14036),  to the Form 8-A, is hereby  incorporated  by reference as Exhibit 4.4.6.
4.4.7          The  Assignment,  Acceptance  and Consent dated as of November 7,
               2001 and among DST,  State  Street  Bank and Trust  Company,  and
               EquiServe  Trust  Company,  N.A.,  and  pertaining  to the Rights
               Agreement,  which is  attached as Exhibit  4.3.4 to DST's  Annual
               Report  on Form  10-K  for  the  year  ended  December  31,  2001
               (Commission  File  No.  1-14036),   is  hereby   incorporated  by
               reference as Exhibit 4.4.7
4.5            The description of DST's common stock, par value $0.01 per share, set  forth  in DST's  Registration  Statement  on Form 8-A  dated
               October 30, 1995  (Commission  File No.  1-14036),  as amended by
               Amendment No. 1 on Form 8-A12B/A  dated March 14, 2003, is hereby incorporated by reference as Exhibit 4.5.
4.6.1*         The USCS 401(k) Retirement Plan (the "401(k) Plan").
4.6.2*         The first  amendment  to the 401(k) Plan dated as of December 17,
               1998.
4.6.3*         The second  amendment to the 401(k) Plan dated as of December 17,
               1998.
4.6.4*         The  USCS  401(k)   Retirement  Plan,  as  Amended  and  Restated
               effective  as of December  31, 1998 (the  "Amended  and  Restated
               401(k) Plan").
4.6.5*         Amendment  No. 1 to the  Amended and  Restated  401(k) Plan dated
               December 29, 1999.
4.6.6*         Amendment  No. 2 to the  Amended and  Restated  401(k) Plan dated
               March 12, 2001.
5.1*           Opinion of Sonnenschein Nath & Rosenthal, counsel to DST Systems,
               Inc., regarding legality.

23.1*          Consent of  Sonnenschein  Nath & Rosenthal  (included  in Exhibit
               5.1).
23.2*          Consent of PricewaterhouseCoopers LLP, independent accountants.
24*            Power of Attorney (included on signature page).
----------------------------
*  Previously filed.